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As filed with the Securities and Exchange Commission on May 23, 2003.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2003

PETCO Animal Supplies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23574 (Commission File Number)	33-0479906 (I.R.S. Employer Identification No.)

9125 Rehco Road San Diego, California 92121 (Address of Principal Executive Offices, including zip code)

(858) 453-7845
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

        This Current Report on Form 8-K is filed by PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. Other Events and Required FD Disclosure.

        Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement, dated as of May 22, 2003, by and among the Company, the selling stockholders named therein and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Citigroup Global Markets Inc. and UBS Warburg LLC, as representatives of the several underwriters named in Schedule I thereto, in connection with the public offering of 9,000,000 shares of the Company's common stock, par value $.001 per share, all of which are to be sold by the selling stockholders, and the granting of an over-allotment option by certain of the selling stockholders to purchase 1,350,000 shares of common stock to the underwriters pursuant to the Company's Prospectus Supplement, dated as of May 22, 2003, to the Prospectus, dated as of March 24, 2003.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of May 22, 2003, by and among PETCO Animal Supplies, Inc., the selling stockholders named therein and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Citigroup Global Markets Inc. and UBS Warburg LLC, as representatives of the several underwriters named in Schedule I thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2003	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ JAMES M. MYERS
	Name:	James M. Myers
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
1.1	Underwriting Agreement, dated as of May 22, 2003, by and among PETCO Animal Supplies, Inc., the selling stockholders named therein and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Citigroup Global Markets Inc. and UBS Warburg LLC, as representatives of the several underwriters named in Schedule I thereto.

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  ITEM 5. Other Events and Required FD Disclosure.
  ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX